Exhibit 10.1

EXTENSION OF EMPLOYMENT AGREEMENT

John R. Byers (“Employee”) and FPIC Insurance Group, Inc. (“Employer”) are parties to an Employment Agreement dated January 1, 1999, as amended by an Amendment to Employment Agreement dated December 14, 2001 (the “Employment Agreement”).  The Employment Agreement provides for a three-year term of employment by Employee and further provides that the term of Employee’s employment thereunder may be extended for additional one-year terms prior to the end of each calendar year.  The term of Employee’s employment under the Employment Agreement has been so extended each year and currently continues through December 31, 2009.

Pursuant to Section 1(a) of the Employment Agreement, Employer, acting through its Chairman, hereby notifies Employee that the term of Employee’s employment under the Employment Agreement has been extended for one additional year, and, therefore, the term of Employee’s employment under the Employment Agreement shall continue through December 31, 2010.  Furthermore, Employer hereby notifies Employee that Employee’s annual salary provided for in Section 2(a) of the Employment Agreement shall be $723,000 for 2008.

IN WITNESS WHEREOF, this Extension of Employment Agreement has been executed this 7th day of December 2007.

Accepted:	FPIC INSURANCE GROUP, INC.

/s/ John R. Byers	By:	/s/ Kenneth M. Kirschner
John R. Byers		Kenneth M. Kirschner Chairman of the Board